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AMENDMENT NO. 32 DATED JANUARY 11, 2019 TO THE PROSHARES TRUST INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 15, 2005, BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

As of January 15, 2019

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate of 0.75% based on its average daily net assets, as follows:1

FUND NAME

ProShares Ultra S&P500

ProShares Ultra MidCap400

ProShares Ultra Dow30

ProShares Ultra QQQ

ProShares Ultra Basic Materials

ProShares Ultra Consumer Goods

ProShares Ultra Consumer Services

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Oil & Gas

ProShares Ultra Real Estate

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Telecommunications

ProShares Ultra Utilities

ProShares Ultra Russell2000

ProShares Ultra SmallCap600

ProShares Ultra MSCI Japan

ProShares Ultra MSCI Emerging Markets

ProShares Ultra MSCI EAFE

ProShares Ultra Nasdaq Biotechnology

ProShares Ultra FTSE China 50

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares Ultra High Yield

ProShares Ultra FTSE Europe

ProShares Ultra MSCI Brazil Capped

ProShares Short S&P500

ProShares Short MidCap400

ProShares Short Dow30

ProShares Short QQQ

ProShares Short Russell2000

ProShares Short SmallCap600

ProShares Short Basic Materials

[1]	All fees are computed daily and paid monthly

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FUND NAME

ProShares Short Financials

ProShares Short Oil & Gas

ProShares Short Real Estate

ProShares Short MSCI Emerging Markets

ProShares Short MSCI EAFE

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Short High Yield

ProShares Short FTSE China 50

ProShares UltraShort S&P500

ProShares UltraShort MidCap400

ProShares UltraShort Dow30

ProShares UltraShort QQQ

ProShares UltraShort Russell2000

ProShares UltraShort SmallCap600

ProShares UltraShort Basic Materials

ProShares UltraShort Consumer Goods

ProShares UltraShort Consumer Services

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Oil & Gas

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Utilities

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort MSCI EAFE

ProShares UltraShort Nasdaq Biotechnology

ProShares UltraShort FTSE China 50

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares UltraShort FTSE Europe

ProShares UltraShort MSCI Brazil Capped

ProShares UltraPro S&P500

ProShares UltraPro QQQ

ProShares UltraPro Dow30

ProShares UltraPro Russell2000

ProShares UltraPro MidCap400

ProShares UltraPro Financial Select Sector

ProShares UltraPro Short S&P500

ProShares UltraPro Short QQQ

ProShares UltraPro Short Dow30

ProShares UltraPro Short Russell2000

ProShares UltraPro Short MidCap400

ProShares UltraPro Short 20+ Year Treasury

ProShares UltraPro Short Financial Select Sector

ProShares Ultra Gold Miners

ProShares UltraShort Gold Miners

ProShares UltraPro Nasdaq Biotechnology

ProShares UltraPro Short Nasdaq Biotechnology

ProShares RAFI Long/Short

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FUND NAME

ProShares Hedge Replication ETF

ProShares Merger ETF

ProShares UltraPro MLP*

ProShares Ultra MLP*

ProShares Short MLP*

ProShares UltraShort MLP*

ProShares UltraPro Short MLP*

ProShares UltraShort Bricks and Mortar*

ProShares UltraPro Short Bricks and Mortar*

ProShares Short Communication Services Select Sector*

ProShares UltraShort Communication Services Select Sector

ProShares UltraPro Short Communication Services Select Sector

ProShares Ultra Communication Services Select Sector

ProShares UltraPro Communication Services Select Sector

*	Not operational as of the date first above written

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:2

FUND NAME	COMPENSATION
(at annual rate expressed as a percentage of average daily net assets of each Fund)
ProShares Inflation Expectations ETF	0.55%
ProShares Global Listed Private Equity ETF	0.50%
ProShares Short Term USD Emerging Markets Bond ETF	0.50%
ProShares CDS Short North American HY Credit ETF	0.65%
ProShares Morningstar Alternatives Solution ETF	0.07%

PROSHARE ADVISORS LLC, a Maryland limited liability company		PROSHARES TRUST, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir Chief Executive Officer		Todd B. Johnson President

[2]	All fees are computed daily and paid monthly